April 28, 2005






Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:   Allegheny Energy, Inc.
                        Application-Declaration on Form U-1 (File No. 70-10251)

Ladies and Gentlemen:

          We have acted as special counsel to Allegheny Energy, Inc., a Maryland corporation, and certain of its subsidiaries identified on Exhibit A hereto (collectively, the "Applicants") in connection with the Application-Declaration on Form U-1 of the Applicants (File No. 70-10251) (the "Application") filed with the Securities and Exchange Commission (the "Commission"), on September 21, 2004, as amended from time to time, including on the date hereof, under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, the Applicants request an order of the Commission under Sections 6, 7, 9(a), 10, 11, 12(b), 12(c), and 13 of the Act, and Rules 43, 45, 46, 54, 86, 87, 90, 91, and 100 under the Act authorizing a range of financing and other transactions through November 30, 2007 (the "Transactions"). In addition, the Application relates to direct and indirect subsidiaries of the Company formed or acquired after the date of the Application (the "Future Applicants").

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a) the Application;

          (b) the certificates of incorporation of Allegheny Energy Supply Company, LLC, Allegheny Energy Solutions, Inc. and Allegheny Ventures, Inc., each a Delaware Corporation (the "Delaware Applicants"), each as certified by the Secretary of State of the State of Delaware; and



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Securities and Exchange Commission
April 28, 2005
Page 2


          (c) certificates from the Secretary of State of the State of Delaware as to, among other things, the good standing of the Delaware Applicants (the "Delaware Certificates").

          We have assumed that the Applicants and Future Applicants, other than the Delaware Applicants, have been or will be duly organized and are or will be validly existing in good standing under the laws of their respective jurisdictions, and that the Applicants and Future Applicants have complied and will comply with all aspects of applicable laws of their respective jurisdictions in connection with each Transaction. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Applicants and others and of public officials.

          We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York that are normally applicable to any of the Transactions and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. With respect to opinions numbered (1), the second sentence of (2)(i), (2)(ii), (2)(iii), (3) and (4) set forth below, it should be noted that we have not reviewed or considered any documents, laws, rules, regulations or judicial decisions, nor have we made any legal judgment with respect thereto, as would typically be the case in rendering a legal opinion. Rather, such matters with respect to such numbered opinions are the subject of the list of assumptions set forth herein. Such is the case because no specific Transaction or Transactions or proposed documentation have been presented to us for our consideration, and thus, it is not possible to form a legal conclusion with respect thereto.

          Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth below, we are of the opinion that:

          1. The state laws applicable to the Transactions will have been complied with.


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Securities and Exchange Commission
April 28, 2005
Page 3


          2. (i) Each of the Delaware Applicants is validly existing as an entity in good standing under the laws of the State of Delaware. Any Future Applicant organized under the laws of the State of Delaware or State of New York will be validly existing as an entity in good standing under the laws of the jurisdiction in which it will be domiciled.

                (ii) Any stock issued in a Transaction by a Delaware Applicant or Future Applicant organized under the laws of the State of Delaware or State of New York will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges.

                (iii) Any debt security issued or guaranteed by one of the Applicants or Future Applicants in connection with the Transactions will be a valid and binding obligation of the issuer or guarantor, as the case may be, in accordance with its terms.

          3. Any securities or assets acquired by the Applicants or Future Applicants in connection with the Transactions will be acquired legally.

          4. The consummation of the Transactions will not violate the legal rights of the holders of any securities issued by the Applicants or Future Applicants, or any of their respective subsidiaries and associate companies.

          The opinions set forth above are subject to the following additional qualifications, assumptions and limitations:

          (a) the Transactions shall have been duly authorized and approved by the boards of directors, members, partners, trustees, any security holders or managers or other governing bodies of the Applicants and Future Applicants, as required, and the appropriate approvals shall be given and shall remain in effect at the closing thereof;

          (b) the Applicants and Future Applicants shall have obtained all approvals, amendments, consents, waivers and releases, if any, required for the Transactions, including under all applicable governing corporate or other organizational documents, contracts, agreements, debt instruments, indentures, leases, franchises, licenses and permits;

          (c) appropriate corporate, partnership, limited liability company, association or trust actions shall have been taken by both the issuer and acquirer of any securities or the seller and acquirer of any assets issued, sold, transferred, disposed of or acquired in any of the Transactions, and the documents with respect thereto shall have been duly authorized, executed and



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Securities and Exchange Commission
April 28, 2005
Page 4


delivered by the parties thereto with all appropriate transfer or other taxes paid;

          (d) each of the Applicants and Future Applicants shall at the time of the Transactions be an entity duly organized and validly existing and in good standing in the jurisdiction in which it is domiciled;

          (e) the Transactions shall have been duly authorized and approved, to the extent necessary, by any regulatory authorities or court having jurisdiction over the Transactions, and such Transactions will be consummated in accordance with required approvals, authorizations, consents, certificates and orders of all state, local and federal commissions or regulatory authorities having jurisdiction over the Transactions or the Applicants or Future Applicants, and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closing thereof;

          (f) the Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Transactions;

          (g) the opinion set forth in paragraph 2(i) above with respect to the valid existence and good standing of the Delaware Applicants is based solely upon the Delaware Certificates;

          (h) we assume that, with respect to the opinion set forth in paragraph 2(ii) above, any stock issued by any Applicant shall satisfy the following requirements: (i) the stock will be issued in accordance with their respective charter documents, (ii) sufficient shares of stock will be available for issuance, (iii) resolutions of the board of directors authorizing the issuance of the shares of stock shall be properly adopted, (iv) that the Applicant shall receive legally sufficient consideration for such stock, (v) that once the purchase price of the stock has been paid holders of the stock shall not as a result of their ownership be subject to assessments under applicable law, (vi) the share certificates comply with applicable law and with the requirements of any stock exchange, (vii) the share certificates of the stock have been manually signed by one of the authorized officers of the transfer agent and registrar for the stock and registered by such transfer agent and registrar, and (viii) the consideration determined by the board of directors to be payable will have been received in full and that such consideration received satisfies the applicable state law and the requirements, if any, in the Applicants charter or by-laws;

          (i) the opinion set forth in paragraph 4 above is limited to the rights of holders of securities created or arising under Opined on Law or any agreement or instrument governed by Opined on Law;


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Securities and Exchange Commission
April 28, 2005
Page 5


          (j) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (k) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transactions contemplated by the Application;

          (l) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (m) we have assumed that the execution and delivery by the Applicants and Future Applicants of any documents entered into in connection with the Transactions and the performance by the Applicants and Future Applicants of their obligations under any of the Transactions does not and shall not conflict with, contravene, violate or constitute a default under (i) any charter, by-law or other organizational document, (ii) any lease, indenture, instrument or other agreement to which the Applicants and Future Applicants or their property is or may in the future be subject, (iii) any law, rule or regulation to which the Applicants and Future Applicants are or may in the future be subject (iv) any judicial, regulatory or administrative order or decree of any governmental authority; or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

          (n) we express no opinion as to the enforceability of provisions in any guarantee agreement or the effect thereof on the opinions herein stated to the extent that any such guarantee agreement provides that the obligations of the Applicants or Future Applicants are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of such guarantee agreement;

          (o) with respect to the enforceability of obligations under any corporate document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants or Future Applicants in connection with the Transactions, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. We do not express any opinion as to the enforceability of the provisions of any such corporate document, contract, agreement, debt instrument or indenture to the extent that they directly or indirectly provide


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Securities and Exchange Commission
April 28, 2005
Page 6


for indemnity by any party thereto against any loss in obtaining the currency due to such party under such documents from a court judgment in another currency;

          (p) we have assumed that any corporate document, contract, agreement, debt instrument or indenture in connection with the Transactions shall be governed by the laws of the State of New York and with respect to the enforceability of the choice of New York law provisions in any such corporate document, contract, agreement, debt instrument or indenture in connection with the Transactions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001)) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

          (q) we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern any corporate document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants or Future Applicants in connection with the Transactions, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any such corporate document, contract, agreement, debt instrument or indenture is to be performed in any jurisdiction outside the United States of America its performance shall not be illegal or ineffective by virtue of the laws of that jurisdiction;

          (r) a registration statement shall be filed by the Applicants or Future Applicants with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and shall be declared effective prior to the issuance of any securities by the Applicants or Future Applicants in connection with the Transactions, or an exemption from registration shall be applicable under the Securities Act with respect to the issuance or sale of securities in connection with the Transactions;

          (s) we have assumed that the Transactions shall comply with all applicable laws;

          (t) we have assumed the due execution and delivery by the parties to any contract, agreement, debt instrument or indenture in connection with the Transactions and, the validity and binding effect thereof on such parties; and

          (u) the consummation of the Transactions shall be conducted under our supervision and all legal matters incident thereto shall be satisfactory to us, including the receipt in satisfactory form of opinions of

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Securities and Exchange Commission
April 28, 2005
Page 7


other counsel qualified to practice in jurisdictions in which we are not admitted to practice, as we may deem appropriate.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Application. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.



                                            Very truly yours,


                                            /s/ Skadden, Arps, Slate, Meagher &
                                                  Flom LLP

                                                                      Exhibit A

                           List of Subsidiary Applicants
                           -----------------------------


1. Allegheny Energy Supply Company, LLC

2. Allegheny Energy Service Corp.

3. Allegheny Generating Company

4. Monongahela Power Company

5. Mountaineer Gas Company

6. The Potomac Edison Company

7. West Penn Power Company

8. Allegheny Energy Solutions, Inc.

9. Allegheny Ventures, Inc.

10. Mountaineer Gas Services, Inc.

11. The West Virginia Power & Transmission Company


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                                     DLA Piper Rudnick Gray Cary US LLP
                                     6225 Smith Avenue
                                     Baltimore, Maryland 21209-3600
                                     T 410.580.3000
                                     F 410.580.3001
                                     W www.dlapiper.com



                                 April 27, 2005



SECURITIES AND EXCHANGE COMMISSION
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Application
             -----------

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), in connection with the application/declaration filed with the Securities and Exchange Commission (the "Commission") on September 21, 2004, as amended, by Allegheny and certain of its subsidiaries, including Allegheny Energy Service Corporation and The Potomac Edison Company (collectively, the "Applicants"), in File No. 70-10251 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). This opinion is being provided at your request in connection with the filing of the Application. Among other matters, the Application seeks authority for Allegheny to issue common stock and or preferred stock (collectively, the "Securities").

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (a)      The Application.

         (b) The Charter of each of the Applicants, as amended and supplemented to date, certified as of a recent date by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

         (c) The By-Laws of each of the Applicants, as amended and restated and in effect on the date hereof, certified by an officer of the Company.

         (d) A short-form Good Standing Certificate for each of the Applicants, dated a recent date, issued by the MSDAT.


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                                              Securities and Exchange Commission
                                                                  April 27, 2005
                                                                          Page 2


         (e) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

         We further assume that:

                  (a) The issuance, sale, amount, and terms of Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of Allegheny (each, a "Board Action") in accordance with Allegheny's Charter and Bylaws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (b) Prior to the issuance of any Securities, there will exist, under Allegheny's Charter, the requisite number of authorized but unissued shares of common stock or preferred stock, as the case may be, and that all actions necessary to the creation of any such preferred stock, whether by amendment to Allegheny's Charter or by classification or reclassification of existing shares of capital stock and the filing of articles supplementary, will have been taken.

                  (c) Appropriate certificates representing the Securities will be executed and delivered upon issuance and sale of any Securities, and will comply with Allegheny's Charter and Bylaws and applicable law.

                  (d) The charters of each of the Applicants at the time of any issuance of the Securities will be identical in all respects to the charters of each of the Applicants as in effect on the date hereof.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

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                                              Securities and Exchange Commission
                                                                  April 27, 2005
                                                                          Page 3


         1. Each of Allegheny, Allegheny Energy Service Corporation and The Potomac Edison Company is validly incorporated, duly existing and in good standing under the laws of the State of Maryland.

         2. Upon issuance and delivery of certificates for the Securities against payment therefor in accordance with the terms and provisions of a Board Action and the Application, such Securities will be validly issued, fully paid and nonassessable and the holders of the Securities will be entitled to the rights and privileges appertaining thereto as set forth in the Charter of Allegheny.

         3. The issuance of the Securities by Allegheny will not violate the legal rights of the holders of any common stock or preferred stock of any of the Applicants that is issued and outstanding as of the date hereof.

         The opinion set forth herein is subject to additional assumptions, qualifications and limitations as follows:

         (i) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion concerns only legal rights that arise under the Maryland General Corporation Law or under the charter of the applicable Applicant as currently in effect.

         (ii) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

         (iii) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,



                                        /s/ DLA Piper Rudwick Gray Cary US LLP

                                                       41 South High Street
                                                       Columbus, Ohio 43215-6194

                                                       Facsimile:   614-227-2100
                                                       Toll Free:   800-533-2794


                                 April 27, 2005


Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

     We have acted as special Ohio counsel to Allegheny Energy, Inc. ("Allegheny") in connection with the application/declaration originally filed on September 21, 2004, and as amended, by Allegheny and certain of its subsidiaries, including Monongahela Power Company (collectively, the "Applicants"), in File No. 70-10251 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, Applicants request an order of the Commission under Sections 6, 7, 9(a), 10, 11, 12(b), 12(c) and 13 of the Act, and Rules 43, 45, 46, 54,
86, 87, 90, 91 and 100 under the Act authorizing a range of financing and other transactions through November 30, 2007 (the "Transactions").

         For purposes of rendering this opinion, we have reviewed the following documents (the "Documents"):

        (1) Certified Articles of Incorporation of Monongahela Power Company (originally known as Washington County Light and Power) as originally filed on April 17, 1924, and as amended from time to time and currently in effect as of the date of this opinion.

        (2) Certificate of Good Standing of Monongahela Power Company issued by the Office of the Secretary of State of Ohio, dated April 22, 2005.

        The opinions expressed herein are subject to the following qualifications and assumptions:

        (a) We have assumed: the genuineness of all signatures; that natural persons signing the Documents as examined by us at the time of such signing were fully competent and had full legal capacity to sign, deliver and perform their obligations under the Documents; the authenticity of the Documents submitted to us as originals; the conformity to the original documents of the Documents submitted to us as certified or photostatic copies and the authenticity of such originals of such latter documents.

        (b) The opinion expressed herein relates solely to the law of the State of Ohio, and is limited to the presently existing statutes of the State of Ohio and the common law of the State of Ohio. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

        (c) You have not requested, and we do not express, any opinion concerning compliance by Allegheny with the securities or tax laws, rules and regulations of any state or jurisdiction.

        (d) We assume no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

        (e) We express no opinion regarding the legality, appropriateness or enforceability of the Transactions.

        In reliance upon the above facts and subject to the foregoing qualifications and assumptions, we are of the opinion that, as of the date hereof:

        (A) Monongahela Power Company is (i) a corporation validly existing under the laws of the State of Ohio; and (ii) in good standing as a corporation under the laws of the State of Ohio.

        This opinion constitutes our professional opinion as to certain legal consequences of, and the applicability of certain laws to, the Documents and other matters specifically referred to herein. It is not, however, a guaranty and should not be construed as such.

        This opinion is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein; without limiting the generality of the foregoing, no such implied or inferred opinion shall be drawn with respect to the specific legal issues set forth in ss.19 of the Legal Opinion Accord of the ABA Section of Business Law (1991).

        The opinions expressed herein are expressed solely to the addressee hereof, whom may rely hereon, and shall not be deemed to be extended to any other person or entity. This opinion shall not be duplicated, paraphrased or reproduced. We hereby consent to the use of this Opinion as an exhibit to the Application.


                                     Very truly yours,


                                     /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP

                                     PORTER, WRIGHT, MORRIS & ARTHUR LLP

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA  15219-6401
Tel. 412.560.3300
Fax: 412.560.7001
www.morganlewis.com



April 27, 2005



Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

         Allegheny Energy, Inc.:  File No. 70-10251

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), in connection with the application/declaration filed on September 21, 2004, as amended, by Allegheny and certain of its subsidiaries, including West Penn Power Company, a Pennsylvania corporation (collectively, the "Applicants"), in File No. 70-10251 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, Applicants request an order of the Securities and Exchange Commission (the "Commission") under Sections 6, 7, 9(a), 10, 11, 12(b), 12(c), and 13 of the Act, and Rules 43, 45, 46, 54, 86, 87, 90, 91, and 100 under the Act authorizing a range of financing and other transactions through November 30, 2007 (the "Transactions").

Allegheny has asked us, in our capacity as special Pennsylvania counsel, to render an opinion with respect to the valid existence and good standing of West Penn Power Company under the laws of the Commonwealth of Pennsylvania. Our role in the Transactions has been limited to rendering such opinion.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents as we have considered relevant and necessary as a basis for the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, with Allegheny's permission, in rendering the opinion set forth below, we have relied exclusively upon a letter dated April 22, 2005 from CT Corporation to a representative of Allegheny Energy Service Corporation.

April 27, 2005
Page 2



In our examination of the documents described above and in rendering the opinion set forth below, we also have assumed, without independent investigation, that:

     (a) any regulatory approvals required with respect to the Transactions shall have been obtained and shall remain in full force and effect;

     (b) the Transactions shall have been duly authorized by all necessary corporate or limited liability company actions;

     (c) the Commission shall have duly entered an appropriate order or orders in connection with the Transactions as described in the Application, granting the Application under the Act and the rules and regulations thereunder, and the Transactions shall have been consummated in accordance with the Application;

     (d) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinion expressed herein; and

     (e) the enforceability of any debt security issued or guaranteed by any of the Applicants in connection with the Transactions is subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that, in the event the Transactions are consummated in accordance with the Application:

     1. West Penn Power Company is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

The opinion expressed above is limited to the laws of the Commonwealth of Pennsylvania as currently in effect.

This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Application.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP

                                        Law Offices
                          KUYKENDALL, JOHNSTON, MCKEE & BUTLER, P.L.C.
                                 112 South Cameron Street
J. Sloan Kuykendall           Winchester, Virginia 22601-4733
  (1906-1995)                     TELEPHONE:  540-667-4644
Peter K. McKee (1934-1967)           FAX:  540-667-2769
Benjamin M. Butler            E-MAIL:  skuykendall@verizon.net
Stephen G. Butler
George W. Johnston III                                          Please Reply To:
  (1945-2002)                        April 28, 2005         Post Office Box 2760
J. Sloan Kuykendall III                                     Winchester, Virginia
Edwin B. Yost                                                    22604-2760



Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Allegheny Energy, Inc.:  File No. 70-10251

Ladies and Gentlemen:

     We have acted as special Virginia counsel to Allegheny Energy, Inc. ("Allegheny") in connection with the application/declaration filed on September 21, 2004, as further amended on November 18, 2004, January 24, 2005, March 18, 2005, April 18, 2005 and April 28, 2005, by Allegheny and certain of its subsidiaries, including Allegheny Generating Company and The Potomac Edison Company (collectively, the "Applicants"), in File No. 70-10251 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, Applicants request an order of the Commission under Sections 6, 7, 9(a), 10, 11, 12(b), 12(c), and 13 of the Act, and Rules 43, 45, 46, 54, 86, 87, 90, 91, and 100 under the Act authorizing a range of financing and other transactions through November 30, 2007 (the "Transactions").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents as we have considered relevant and necessary as a basis for the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies and the authenticity of the originals of such latter documents.

     In our examination of the documents described above and in rendering the opinion set forth below, we also have assumed, without independent investigation, that:

     (a) any regulatory approvals required with respect to the Transactions shall have been obtained and shall remain in full force and effect;

     (b) the Transactions shall have been duly authorized by all necessary corporate or limited liability company actions;

     (c) the Commission shall have duly entered an appropriate order or orders in connection with the Transactions as described in the Application, granting the Application under the Act and the rules and regulations thereunder, and the Transactions shall have been consummated in accordance with the Application;

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Securities and Exchange Commission
Office of Public Utility Regulation
April 28, 2005
Page Two



     (d) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above; and

     (e) the enforceability of any debt security issued or guaranteed by any of the Applicants in connection with the Transactions is subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that, in the event the Transactions are consummated in accordance with the Application:

     1. Each of Allegheny Generating Company and The Potomac Edison Company is validly organized and duly existing under the laws of the Commonwealth of Virginia.

     The opinion expressed above is limited to the laws of the Commonwealth of Virginia. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

     This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Application.

                                            Very truly yours,


                                            /s/ J. Sloan Kuykendall III

                                            J. Sloan Kuykendall III


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                                 April 25, 2005



Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Allegheny Energy, Inc.:  File No. 70-10251

Ladies and Gentlemen:

         We have acted as special West Virginia counsel to Allegheny Energy, Inc. ("Allegheny") in connection with the application/declaration filed with the Securities and Exchange Commission (the "Commission") on September 21, 2004, as amended, by Allegheny and certain of its subsidiaries, including Mountaineer Gas Company, Mountaineer Gas Services, Inc. and The West Virginia Power & Transmission Company , in File No. 70-10251 (the "Application") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, Applicants request an order of the Commission under Sections 6, 7, 9(a), 10, 11, 12(b), 12(c), and 13 of the Act, and
Rules 43, 45, 46, 54, 86, 87, 90, 91, and 100 under the Act authorizing a range of financing and other transactions through November 30, 2007.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents as we have considered relevant and necessary as a basis for the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

         In our examination of the documents described above and in rendering the opinion set forth below, we also have assumed, without independent investigation, that:

         (a) an accurate and complete copy of each of Mountaineer Gas Company's, Mountaineer Gas Services, Inc.'s and The West Virginia Power & Transmission Company's articles of incorporation certified by the West Virginia Secretary of State for each and a certificate of existence for each issued by the West Virginia Secretary of State on April 25, 2005, have been delivered to us; and


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Securities and Exchange Commission
Office of Public Utility Regulation
April 25, 2005
Page 2


         (b) no dissolution proceedings have been commenced relating to any of Mountaineer Gas Company, Mountaineer Gas Services, Inc. or The West Virginia Power & Transmission Company, and no actions have been taken relating to, or anticipating or contemplating, the commencement of dissolution proceedings involving any such entity.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

         1. Each of Mountaineer Gas Company, Mountaineer Gas Services, Inc. and The West Virginia Power & Transmission Company is validly organized and duly existing under the laws of the State of West Virginia.

         The opinion expressed above is limited to the laws of the State of West Virginia. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

         This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Application.

                                            Very truly yours,

                                            /s/ Jackson Kelly

                                            Jackson Kelly PLLC


C0940169